UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 16, 2010

EMRISE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10346	77-0226211
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Industrial Way, Eatontown, NJ	07224
(Address of principal executive offices)	(Zip Code)

(732) 389-0355

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition.

On August 16, 2010, EMRISE Corporation (the “Company”) issued a press release entitled “EMRISE Corporation Announces 2010 Second Quarter and Six-Month Financial Results.”  A copy of the press release is attached hereto and incorporated by reference as Exhibit 99.1.

Item 8.01               Other Events.

Also in the press release issued on August 16, 2010, which is attached hereto and incorporated by reference as Exhibit 99.1, the Company announced that Charles Brand, the president and former principal shareholder of ACC, has agreed to accept $450,000 worth of EMRISE common stock as partial payment on the amount he is owed, contingent upon the successful conclusion of the sale of ACC to Aeroflex.

The Company expects to issue to Mr. Brand 417,525 newly issued shares of EMRISE Common Stock, which is calculated using a per share price of $1.07778.  The per share price was determined by applying a 15% premium to $0.9372, the volume weighted average price (“VWAP”) of the shares from June 8, 2010 through June 10, 2010, as required by the master agreement between Mr. Brand and EMRISE which was filed as an exhibit to EMRISE’s Current Report on Form 8-K filed on June 11, 2010.  Please note that due to a transposition error, the attached press release erroneously states the VWAP as $0.9273.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release entitled “EMRISE Corporation Announces 2010 Second Quarter and Six-Month Financial Results” dated August 16, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2010		EMRISE CORPORATION

	By:	/s/ D. John Donovan
D. John Donovan
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release entitled “EMRISE Corporation Announces 2010 Second Quarter and Six-Month Financial Results” dated August 16, 2010.